UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2019

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Wright Brothers Drive

Salt Lake City, UT 84116

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 560-3983

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001	PTE	Nasdaq Capital Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Restricted Share Awards

On August 6, 2019, the Board of Directors of PolarityTE, Inc. (the “Company”) approved the grant of restricted stock awards under the 2019 Equity Incentive Plan to Richard Hague, Chief Operating Officer, Paul Mann, Chief Financial Officer, and David Seaburg, President of Corporate Development. Each of them received an award of 175,000 shares that vests in six installments every six months over a period of three years subject to continued employment.

Change in Control Plan

On August 6, 2019, the Board of Directors adopted a change in control compensation plan for our named executive officers and other senior executives. The plan provides that our executive officers that have been employed the Company for at least 90 days shall receive severance benefits upon the involuntary termination of their employment within six months after a change of control. A change in control occurs if, after the adoption of the plan: (i) any person (other than Denver Lough) acquires beneficial ownership of 30% or more of either the then-outstanding shares of our common stock, or the combined voting power of our then-outstanding voting securities entitled to vote generally in the election of directors; (ii) persons who currently constitute the Board of Directors cease for any reason to constitute at least a majority of the Board; or (iii) consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of our assets, or our acquisition of assets or stock of another entity, in each case, unless, (a) all or substantially all of the individuals and entities who were the beneficial owners of either the outstanding shares of our common stock, or the combined voting power of our outstanding voting securities entitled to vote generally in the election of directors immediately prior to the transaction beneficially own, directly or indirectly, more than 80% of, respectively, our then-outstanding shares of common stock and the combined voting power of our then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from the transaction, (b) no person beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from the transaction, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the transaction, and (c) at least a majority of the members of the Board of Directors of the corporation resulting from the transaction were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for the transaction.

For any participant in the plan who is designated as the Chief Operating Officer (currently Richard Hague), President of Corporate Development (currently David Seaburg), or Chief Financial Officer (currently Paul Mann), the plan provides for a payment equal to the sum of 1.5 multiplied by the greater of $400,000 or Base Pay, and 1.5 multiplied by the greater of $400,000 or the target bonus established in an annual executive target bonus plan in effect on the Termination Date. For any other participant, the plan provides for a payment equal to the sum of 1.0 multiplied by the greater of $350,000 or Base Pay, and 1.0 multiplied by the greater of $350,000 or the target bonus established in an annual executive target bonus plan in effect on the Termination Date.

Item 7.01	Regulation FD Disclosure

On August 8, 2019, PolarityTE, Inc., issued a press release entitled “PolarityTE Reports Second Calendar Quarter 2019 Results,” and a press release entitled “PolarityTE Announces Clinical Data from Two Studies Showing 12-Week Closure of Difficult-to-Treat Lower Extremity Chronic Wounds Using SkinTE.”

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release entitled “PolarityTE Reports Second Calendar Quarter 2019 Results” dated August 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: August 8, 2019	/s/ Paul Mann
Paul Mann
Chief Financial Officer